                                                                     EX-99.B16


              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                         VANGUARD OHIO TAX-FREE FUND
                         INSURED LONG-TERM PORTFOLIO

1. Average Annual Total Return (As of November 30, 1995)

 P (1 + T)(n) = ERV

   Where:   P = a hypothetical initial payment of $1,000

            T = average annual total return

            N = number of years

          ERV = ending redeemable value at the end of the period

   EXAMPLE:
  -----------
   One Year
  -----------
       P = $1,000

       T = +19.45%

       N = 1

     ERV = $1,194.51

   Five Year
  -----------
       P = $1,000

       T = +8.74%

       N = 5

     ERV = $1,520.10

   Ten Year
  ----------
       P = $1,000

       T = +9.15%*

       N = *

     ERV = $1,611.97*

   ------
   * Since Inception, June 18, 1990


2. YIELD (30 Days Ended December 31, 1995)

              (a-b      6
   Yield = 2 [----- + 1) - 1]
              c X d

   Where:  a = dividends and interest paid during the period

           b = expense dollars during the period (net of reimbursements)

           c = the average daily number of shares outstanding during the period

           d = the maximum offering price per share on the last day of the period

   Example a = $828,457.65

           b = $27,028.00

           c = 16,764,667.657

           d = $11.57

       Yield = 5.01%

                                                                     EX-99.B16


              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                         VANGUARD OHIO TAX-FREE FUND
                            MONEY MARKET PORTFOLIO

1. Average Annual Total Return (As of November 30, 1995)

 P (1 + T)(n) = ERV

   Where:   P = a hypothetical initial payment of $1,000

            T = average annual total return

            N = number of years

   ERV = ending redeemable value at the end of the period

   EXAMPLE:
   --------
   One Year
   --------

      P = $1,000

      T = +3.78%

      N = 1

    ERV = $1,037.83

   Five Year
   ---------
      P = $1,000

      T = +3.28%

      N = 5

    ERV = $1,175.14

   Ten Year
   --------
      P = $1,000

      T = +3.49%*

      N = *

    ERV = $1,205.58*
   ------
   * Since Inception, June 18, 1990